SEARCHLIGHT MINERALS CORP. TO PURSUE AUTOCLAVING TO EXTRACT PRECIOUS METALS FROM CLARKDALE SLAG PROJECT

COMPANY ANNOUNCES EXPENSE CONTROL INITIATIVES AND CHANGES TO MANAGEMENT AND BOARD OF DIRECTORS

HENDERSON, Nevada (October 4, 2010) -- Searchlight Minerals Corp. (OTCBB: SRCH) (“Searchlight,” “SMC” or the “Company”), an exploration stage minerals company focused on precious metals projects in the southwestern United States, today announced certain changes to its executive management team and Board of Directors and the Company provided the following update regarding its Clarkdale Slag Project (the “Project”) in north-central Arizona.

Overview

On August 16, 2010, Searchlight Minerals, coincident with the filing of its 10-Q for the quarter ended June 30, 2010, provided a review of the activities undertaken by the Company’s management and technical teams in pursuit of the economic extraction of precious and base metals from the Project.

In response to various technical challenges, primarily involving crushing and grinding issues associated with initial efforts to extract precious metals using a benign leach chemistry, the Company’s Board of Directors and management team in early 2010 elected to supplement its internal technical team with a new Project Manager and additional engineers consisting of specialists in grinding, leaching, autoclaving, filtration, resins, solvent extraction and electro-winning.  A key goal of the strengthened technical team has involved the investigation of alternative grinding, leaching and extraction methods that could lead to the technical and economic success of the Project.

In the August 2010 review, four potential flow sheets were identified for the Project, and the Company announced that a decision regarding the most efficient and productive path to pursue in order to complete a bankable feasibility study would be forthcoming as soon as possible.  Today, the Company disclosed its decision to focus its efforts on autoclaving, as it appears to the Board that autoclaving has the most promise for liberating and extracting the gold and silver contained in the Clarkdale Slag Pile (the “Slag Pile”)..

The Company also announced today that (1) actions have been taken to reduce the monthly cash “burn rate” in order to conserve capital resources, (2) the Board of Directors has been reconstituted, and (3) an Interim Chief Executive Officer has been appointed by the Board of Directors.

Technical Update

Testing involving each of the four potential flow sheets designed by the Company’s research and development team has continued since the August 16, 2010 corporate update.  While data, to date, on the first three options remains inconclusive, the fourth (autoclave) appears to have the most commercially viable potential for the reasons summarized below:

Original Halide Leach – As the least costly method, this leach process is still being evaluated.  To date, laboratory bench-scale ambient leach tests conducted on slag processed through high pressure grinding rolls (HGPR), a very robust and efficient grinding system that is commonly used on hard and abrasive material, have not been shown to be promising.  This testing was carried forward in hopes that the method could replicate early pilot plant results by using a rather benign and cost-effective leach on HGPR-ground slag material.  The halide leach could potentially be more effective if introduced after the autoclaving of slag material.

Modified Halide Leach – This leach process involves using concentrated acid and halide compounds to develop a more severe chemistry to compensate for the inability to achieve proper liberation of gold in the crushing and grinding process.  While this method was successful in liberating some gold, it also dissolved large amounts of iron and silica.  The excessive amounts of iron and silica resulted in poor recovery of gold from solution using either solvent extraction or direct precipitation, and as a result, this leach process has been put on hold.

Three-Stage Acidic Leach – This process involves a three-stage sequential leach to first remove the iron and silica, then remove the copper, and finally dissolve the gold into a ‘clean’ solution (free of iron and silica) for direct recovery using ion exchange resins. While this leach process was successful in removing iron, silica and copper, it also took the gold into solution in a mode that was inconsistent with commercial viability.  As a result, this leach process has also been put on hold.

Autoclave Process – This leach process utilizes elevated temperature and pressure in an autoclave system to dissolve and remove impurities (iron and silica) from the ore.  In small-scale bench testing this process has allowed an ambient leach to dissolve the gold in a ‘clean solution,’ making it available for recovery by a number of commercially proven process techniques. This system is also known as POX, or Pressure Oxidation.

To date, over 50 separate bench-scale autoclave tests have been conducted in a six-liter single batch autoclave under a variety of operating conditions relating to pressure, temperature and chemistry.  The most recent of these tests have been conducted on HGPR-ground slag material. The tests thus far indicate the following:

•
Pressure Oxidation, followed by ambient leach (either halide or cyanide), has resulted in commercial-grade gold recovery into solution. The ability to leach gold in cyanide demonstrates that the gold has been totally liberated and is in a ‘free’ state.  The use of cyanide at a batch test level also provides a cross-check on analytical results using a halide leach.

•
The HGPR-ground slag at a minus-20 mesh size seems to be able to provide liberation of gold comparable to the results that were achieved in pilot-level halide leach formulation tests at a much finer minus-200 mesh size.  This appears to be due to the micro-fractures imparted to the slag during the HGPR grinding process. The technical team believes that the high pressures that exist in the autoclave environment are able to drive the leach solution into the micro-fracture cracks created in the slag by the HGPR grinder, thereby dissolving the gold without having to employ a more expensive process to grind the material to a much finer particle size. The courser grind also has positive implications for crushing/grinding operating costs and more efficient and effective filtration.

•
The temperatures and pressures required within the autoclave are relatively moderate when compared with many commercial autoclave systems.  Similarly, the required retention times for the material in the autoclave are relatively short.  This may allow the Company to utilize a smaller, more cost-efficient autoclave for its planned 2,000 ton-per-day (tpd) commercial production facility, when compared with larger autoclaves installed at other mining facilities around the world.

Based on all tests of various leach processes that have been completed to date, autoclave POX appears to provide the most consistent and cost-effective method for extracting gold from the slag material. It is anticipated that the capital and operating costs of an autoclave system are significantly higher than the costs for the other ambient leach techniques tested thus far.  However, bench testing results from the Company’s consultants indicate that autoclaving can consistently provide gold recoveries of 0.5 ounces per ton (opt) or better.  Autoclaving is also a proven technology that is widely used within the mining industry, and the effectiveness of the downstream ambient leach system will benefit from results gleaned from earlier and extensive leach processing conducted at the Project.

Future Work Plan

To test the commercial viability of the autoclave approach, the Company has outlined a technical program with clearly defined milestones.  The Company intends to systematically advance the project to complete pre-feasibility and feasibility studies and finally a “bankable” feasibility document.

Currently, additional process optimization batch tests are being conducted as part of the pre-feasibility study, and a matrix has been designed to isolate and determine all variables involved.  The primary variables being tested include feed type (different grinds), retention time, chemistry, heat and pressure.  These tests continue to be conducted using a six-liter autoclave, processing approximately 0.5 pounds of HPGR-ground material per test.  The testing is designed to isolate relevant parameters by changing only one variable at a time, in order to obtain optimum results and provide real-time input into the proposed continuous pilot test.

Once the batch test results have been reduced and analyzed into a pre-feasibility document, a continuous pilot bulk test will be scheduled in a larger multi-compartment autoclave (30-50 liters) as part of the feasibility study.  It is anticipated that this bulk test will be conducted in the fourth quarter of 2010, subject to completion of the pre-feasibility study and availability of the testing facility.   This type of scale-up is common in the mining industry, and the majority of recent major autoclave installations have proven their feasibility utilizing bulk tests conducted with 30-50 liter autoclaves.

The net result of the batch autoclave testing, followed by continuous bulk autoclave testing, will be the assembly of a feasibility study to identify engineering parameters and recoverable gold grade.  This information will then be used to identify capital requirements and operating costs to form the basis of a “bankable” study to support the financing of the commercial system.

The Company’s autoclave technical team is currently led by Richard Kunter, an independent engineer and registered Qualified Person (QP) with extensive experience in autoclave development.  In anticipation of the upcoming continuous bulk tests, the Company has recently engaged another autoclave specialist with significant experience in the design, start-up and commercial operation of autoclave systems.  As the Company transitions between technical milestones and approaches the preparation of a bankable feasibility study, plans call for further bolstering of its technical capabilities with the services of one of the few autoclave EPCM (Engineering/Procurement/Construction/Management) firms that specializes in commercial autoclave design and construction.  The Company should benefit by involving all these parties throughout the final continuous pilot testing stage and during the preparation of the bankable feasibility study.

Expense Control Initiatives

The Company is committed to the most efficient utilization of its cash and other corporate assets.  In this regard, the Board of Directors and management team have analyzed the liquidity, personnel, equipment and other assets required to effectively accomplish the Company’s strategic objectives.  In support of these initiatives, all of the Company’s directors, executives and key consultants have agreed to reduce their cash compensation levels by 25% to 50%.  While the plant site in Clarkdale remains a valuable resource for the technical team, it will no longer require previous levels of staffing during the period when autoclave testing activities are underway.  Thus, as of early September 2010, the number of employees working at the Clarkdale facility was reduced by approximately 50% to levels appropriate only for essential and necessary tasks, while assuring that important permits remain in good standing.

Board and Management Reorganization

In accordance with the evolving character and needs of the Company as it enters its next stage of development, the Company’s Board of Directors has been reconstituted and a reorganization of its executive management team has been implemented.  Effective October 1, 2010, Ian McNeil resigned his directorship position, and another vacancy on the Board was created by the recent death of director Harry Crockett.

The executive team has also been reorganized and certain responsibilities reassigned in light of the Board’s primary emphasis upon the achievement of specific technical objectives at the Project.  Effective October 1, 2010, Ian McNeil stepped down as Chief Executive Officer, and Martin Oring, the Company’s former lead independent director, was designated Interim CEO while the Board completes its search for a permanent CEO with extensive mining industry experience.   With Mr. Oring’s designation as Interim CEO, he has ceased to be an independent director and is considered an inside director.

Conclusion

“On behalf of the Board of Directors, I wish to express the Company’s sincere appreciation for the extensive contributions of our previous CEO, Ian McNeil, who has worked tirelessly on behalf of Searchlight and its shareholders during the past five years,” stated Martin Oring, the Company’s Interim Chief Executive Officer.  “We look forward to Ian’s counsel as a significant shareholder and dynamic supporter of our strategic initiatives in coming years.  Likewise, while the Company’s evolution now requires a Board membership with greater independence, the contributions of past directors will prove invaluable to the ultimate success of the Company.”

“With the internal and external technical capabilities of our organization having been greatly strengthened in the past year, our corporate direction and focus now sharply honed in accordance with key strategic objectives, and our capital and assets allocated efficiently, we believe the Company is well-positioned to realize the intrinsic value of its unique and potentially world-class minerals project at Clarkdale, Arizona,” concluded Oring.

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is an exploration stage company engaged in the acquisition and exploration of mineral properties and slag reprocessing projects. The Company holds interests in two mineral projects:  (i) the Clarkdale Slag Project, located in Clarkdale, Arizona, which is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ore mined at the United Verde Copper Mine in Jerome, Arizona; and (ii) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada.  The Clarkdale Slag Project is the more advanced of two ongoing projects that the Company is pursuing.  The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH.”  Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this Press Release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” in the Company’s periodic filings with the Commission.  When used in this Press Release in discussing the recent developments on the Project, including, without limitation, the resolution of certain issues relating to the operation of the production module, the words such as “believe,” “could,” “may,” “expect” and similar expressions are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to technical issues on the Project that may affect the production module and its primary process components, challenges in moving from pilot plant scale to production scale, the risk that actual recoveries of base and precious metals or other minerals re-processed from the slag material at the Clarkdale site will not be economically feasible,  uncertainty of estimates of mineralized material, operational risk, the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned mineral recovery programs, the risk that actual capital costs, operating costs and economic returns may differ significantly from the Company’s estimates, uncertainty whether the results from the Company’s feasibility studies and the results from the operation of the production module are not sufficiently positive for the Company to proceed with the construction of its processing facility, operational risk, the impact of governmental and environmental regulation, financial risk, currency risk volatility in the prices of precious metals and other statements that are not historical facts as disclosed under the heading “Risk Factors” in the Company’s periodic filings with securities regulators in the United States.  Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com